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                                                                     EXHIBIT A-4

                                 CONECTIV, INC.
                                    (Issuer)

                          COMMERCIAL PAPER MASTER NOTE


------------------------------------
        (Date of Issuance)



Conectiv, Inc. (Issuer), a corporation organized and existing under the laws of the State of Delaware, for value received hereby promises to pay to Cede & Co. (Owner) or registered assigns on the maturity date of each commercial paper note identified on the records of the Issuer (which records are maintained by (the "Paying Agent")) the principal amount of each such commercial paper note. Payment shall be made by wire transfer to the registered owner from the Paying Agent without the necessity of presentation and surrender of this Master Note.


           REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS
                  MASTER NOTE SET FORTH ON THE REVERSE HEREOF.

        The Master Note is a valid and binding obligation of the Issuer.



                                       CONECTIV, INC.


                                       By:______________________________________
                                                 Authorized Signatory


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                                    [REVERSE]


At the request of the registered owner, Conectiv, Inc. (Issuer) shall promptly issue and deliver one or more separate note certificates evidencing each commercial paper note evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the commercial paper notes which are evidenced thereby shall no longer be evidenced by this Master Note. FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto _________________________________________(Name, Address and Taxpayer
Identification Number of Assignee) the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ________________ _______________Attorney to transfer said Master Note on the books of the Issuer with full power of substitution in the premises.


Date:

                                       _________________________________________
                                                      Signature

Signature(s) Guaranteed:

                                   NOTICE: The signature on this assignment must correspond with the name as written upon the face of this Master Note, in every particular, without alteration or enlargement or any change whatsoever.




                    (The following shall appear as a legend)

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OR CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.